EXHIBIT 23(M)(III) UNDER FORM N-1A
                                               EXHIBIT 1 UNDER ITEM 601/REG. S-K


                                   EXHIBIT F
                                     to the
                               Distribution Plan

                       FEDERATED INCOME SECURITIES TRUST:

                        FEDERATED REAL RETURN BOND FUND

                                 CLASS A SHARES

          This Distribution Plan is adopted as of the 17th day of November, 2005, by Federated Income Securities Trust with respect to the Class A Shares of Federated Real Return Bond Fund set forth above.

          As compensation for the services provided pursuant to this Plan, FSC will be paid a monthly fee computed at the annual rate of 0.25 of 1% of the average aggregate net asset value of the Class A Shares of Federated Real Return Bond Fund held during the month.

          Witness the due execution hereof this 1st day of December, 2005.



                                        FEDERATED INCOME SECURITIES TRUST


                                        By:  /s/ J. Christopher Donahue
                                        Name:  J. Christopher Donahue
                                        Title:  President







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                                   EXHIBIT G
                                     to the
                               Distribution Plan

                       FEDERATED INCOME SECURITIES TRUST:

                        FEDERATED REAL RETURN BOND FUND

                                 CLASS C SHARES

          This Distribution Plan is adopted as of the 17th day of November, 2005, by Federated Income Securities Trust with respect to the Class C Shares of Federated Real Return Bond Fund set forth above.

          As compensation for the services provided pursuant to this Plan, FSC will be paid a monthly fee computed at the annual rate of 0.75 of 1% of the average aggregate net asset value of the Class C Shares of Federated Real Return Bond Fund held during the month.

          Witness the due execution hereof this 1st day of December, 2005.



                                        FEDERATED INCOME SECURITIES TRUST


                                        By:  /s/ J. Christopher Donahue
                                        Name:  J. Christopher Donahue
                                        Title:  President